EXHIBIT (a)(1)(E)

                             VODAVI TECHNOLOGY, INC.

                           OFFER TO PURCHASE FOR CASH
                                       BY
                             VODAVI TECHNOLOGY, INC.
                   UP TO 1,000,000 SHARES OF ITS COMMON STOCK
                     AT A PURCHASE PRICE OF $2.40 PER SHARE

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     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., DENVER TIME,
             ON MONDAY, JUNE 9, 2003, UNLESS THE OFFER IS EXTENDED.
                 VODAVI MAY EXTEND THE OFFER PERIOD AT ANY TIME.
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                                   May 9, 2003

To Our Clients:

     Enclosed for your consideration are the offer to purchase, dated May 9, 2003, and the related letter of transmittal in connection with the offer by Vodavi Technology, Inc., a Delaware corporation, to purchase for cash up to 1,000,000 shares of its common stock, par value $0.001 per share, at a price of $2.40 per share, net to the seller in cash, without interest.

     Vodavi's offer is being made upon the terms and subject to the conditions set forth in its offer to purchase, dated May 9, 2003, and in the related letter of transmittal which, together with the offer to purchase, as they may be amended and supplemented from time to time, constitute the offer.

     Only shares properly tendered and not properly withdrawn will be purchased. However, because of the possible "odd lot" priority and the proration and conditional tender provisions described in the offer to purchase, all of the shares tendered may not be purchased if more than 1,000,000 shares are properly tendered. All shares tendered and not purchased, including shares not purchased because of proration or the conditional tender procedures, will be returned at Vodavi's expense promptly following the expiration date.

     Vodavi reserves the right, in its sole discretion, to purchase more than 1,000,000 shares pursuant to the offer, subject to applicable law.

     Upon the terms and subject to the conditions of Vodavi's offer, if more than 1,000,000 shares are properly tendered and not properly withdrawn, Vodavi will purchase shares first, at Vodavi's election, from any person that owned beneficially or of record an aggregate of fewer than 100 shares and so certified in the appropriate place on a letter of transmittal, and, if applicable, on a notice of guaranteed delivery and then, subject to the conditional tender procedures described in Section 6 of the offer to purchase, all other shares properly tendered on a pro rata basis from all other stockholders with appropriate adjustments to avoid purchases of fractional shares.

     NOTE: A TENDER OF YOUR SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, please use the attached "Instruction Form" to instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the tender offer.

                    WE CALL YOUR ATTENTION TO THE FOLLOWING:

     1. You may tender shares at $2.40 per share as indicated in the attached Instruction Form, net to you in cash, without interest.

     2. You should consult with your broker regarding the possibility of designating the priority in which your shares will be purchased in the event of proration.

     3. The offer is not conditioned upon any minimum number of shares being tendered. The offer is, however, subject to various other conditions described in the offer to purchase.

     4. The offer and withdrawal rights will expire at 5:00 p.m., Denver time, on Monday, June 9, 2003, unless Vodavi extends the offer.

     5. The offer is for up to 1,000,000 shares. These shares constitute approximately 29% of the shares outstanding as of May 6, 2003.

     6. Tendering stockholders that are registered stockholders or that tender their shares directly to Computershare Trust Company, Inc., as the depositary, will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the offer to purchase and the letter of transmittal, stock transfer taxes on Vodavi's purchase of shares under the offer.

     7. The board of directors of Vodavi has approved the offer. However, none of Vodavi, its board of directors, or management makes any recommendation to stockholders as to whether they should tender or refrain from tendering their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender. All of Vodavi's directors and executive officers have advised Vodavi that they do not intend to tender any of their shares in this offer.

     8. If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching, and returning to us the attached Instruction Form. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.

     Please forward your Instruction Form to us as soon as possible to allow us ample time to tender your shares on your behalf prior to the expiration of the offer.

     The offer is being made solely under the offer to purchase and the related letter of transmittal and is being made to all record holders of shares. The offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of that jurisdiction.

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
                                INSTRUCTION FORM

          INSTRUCTIONS FOR TENDER OF SHARES OF VODAVI TECHNOLOGY, INC.

     By signing this instruction form you acknowledge receipt of our letter and the enclosed offer to purchase, dated May 9, 2003, and the related letter of transmittal in connection with the offer by Vodavi Technology, Inc., a Delaware corporation, to purchase shares of its common stock, $0.001 par value per share. Vodavi is offering to purchase up to 1,000,000 shares at a price of $2.40 per share, net to the seller in cash, without interest. Vodavi's offer is being made upon the terms and subject to the conditions set forth in the offer to purchase and in the related letter of transmittal, which, as they may be amended or supplemented from time to time, together constitute the offer.

     This will instruct us to tender to Vodavi, on your behalf, the number of shares indicated below (or if no number is indicated below, all shares) which are beneficially owned by you but registered in our name, upon the terms and subject to the conditions of the offer.

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Number of shares to be  tendered:  ________________  shares.  (Unless  otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.)

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                                    ODD LOTS
                (SEE INSTRUCTION 7 TO THE LETTER OF TRANSMITTAL)

Complete only if you are, or are tendering shares on behalf of, a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

     [ ] is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

     [ ] is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

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                               CONDITIONAL TENDER
                (SEE INSTRUCTION 15 TO THE LETTER OF TRANSMITTAL)

     You may condition your tender of shares on Vodavi purchasing a specified minimum number of your tendered shares, all as described in Section 6 of the offer to purchase. Unless the minimum number of shares you indicate below is purchased by Vodavi in its offer, none of the shares you tender will be purchased. It is your responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

[ ] The minimum number of shares that must be purchased, if any are purchased, is: ___________ shares.


     If, because of proration, the minimum number of shares that you designated above will not be purchased, Vodavi may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked this box:

[ ] The tendered shares represent all shares held by me.

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
THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF YOU DECIDE TO MAKE DELIVERY BY MAIL, WE RECOMMEND YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

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                                   SIGN HERE:


Signature(s):
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Print Name(s):
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Address(es):
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Area Code and Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date: ____________________, 2003

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